EXHIBIT 10.10

Stock Options

This exhibit summarizes below the stock options of Advanced Medical Isotope Corporation (i) outstanding as of December 31, 2010 and (ii) outstanding as of December 2, 2011, that have been issued to its directors, executive officers, and employees for compensatory purposes.  All of the options were issued in connection with services.

Outstanding as of December 31, 2010

Optionee	Number of Shares	Exercise Price Per Share	Issue Date	Expiration Date
Carlton Cadwell Director	100,000	$.55	11/26/08	11/26/11
Bruce Jolliff CFO	1,500,000 50,000	$.50 $.55	5/16/07 11/26/08	5/16/12 11/26/11
James Katzaroff Chairman and CEO	100,000	$.55	11/26/08	11/26/11
Bruce Ratchford Director	50,000	$.40	11/16/10	11/16/13
Michael Korenko Former Director	200,000 500,000	$.26 $.27	5/8/09 8/6/09	5/8/12 8/6/12
Dr. Fu Min-Su Chief Radiochemist	50,000	$.55	11/26/08	11/26/11
Employee	100,000	$.50	7/29/08	7/29/11
Employees (5) (total number of shares shown)	125,000	$.55	11/26/08	11/26/11

Outstanding as of December  2, 2011

Optionee	Number of Shares	Exercise Price Per Share	Issue Date	Expiration Date
Carlton Cadwell Director	250,000	$.30	1/14/11	1/12/14
Bruce Jolliff CFO	1,500,000 250,000	$.50 $.30	5/16/07 1/14/11	5/16/12 1/12/14
James Katzaroff Chairman and CEO	250,000	$.30	1/14/11	1/12/14
Bruce Ratchford Director	50,000 250,000 1,000,000	$.40 $.30 $.20	11/16/10 1/14/11 7/6/11	11/16/13 1/12/14 7/6/12
Michael Korenko Former Director	200,000 500,000	$.26 $.27	5/8/09 8/6/09	5/8/12 8/6/12
Dr. Fu Min-Su Chief Radiochemist	100,000	$.30	1/14/11	1/12/14
Employees (8) (total number of shares shown)	120,000	$.30	1/14/11	1/12/14